   As filed with the Securities and Exchange Commission on September 18, 2000.

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  FINDWHAT.COM
             (Exact name of Registrant as specified in its charter)

          Nevada                    121 West 27th Street        88-0348835
(State or other jurisdiction         New York, NY 10001       (I.R.S. Employer
      of incorporation           (Address of Registrant's    Identification No.)
      or organization)         principal executive offices)

                                  FINDWHAT.COM
                            1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                Robert D. Brahms
                             Chief Executive Officer
                                  FindWhat.com
                         121 West 27th Street, Suite 903
                            New York, New York 10001
                                 (212) 255-1500
            (Name, address and telephone number of agent for service)

                          Copies of Correspondence to:
                              John B. Pisaris, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215
                          Telephone No. (614) 227-2025
                          Telecopier No. (614) 227-2100
                            jpisaris@porterwright.com

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                                  Proposed Maximum  Proposed Maximum   Amount of
Title of Securities                  Amount to be  Offering Price  Aggregate Offering Registration
 to be Registered                     Registered     Per Share*          Price*          Fee*
--------------------------------------------------------------------------------------------------
Common stock, $.001 par value          1,975,000      $3.09375         $6,110,156        $1,613
--------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the closing bid and asked price of FindWhat.com Common Stock as reported on the Nasdaq Smallcap Market on September 12, 2000.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of FindWhat.com Common Stock, $.001 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information concerning the 1999 Stock Incentive Plan of FindWhat.com., a Nevada corporation, ("FindWhat" or the "Company"), specified in Part I, will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not a part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and information that we later file with the Commission will automatically update and supersede this information. Accordingly, we incorporate by reference the following documents we filed with the Commission pursuant to the Securities Exchange Act of 1934 (Commission File Number 000-27331):

     - Our annual report on Form 10-KSB filed with the Commission for the year ended December 31, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, filed with the Commission on March 30, 2000;

     - Our definitive proxy statement on Schedule 14A filed with the Commission on April 28, 2000;

     - Our quarterly reports on Form 10-QSB for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000, and for the quarter ended June 30, 2000, filed with the Commission on August 14, 2000;

     - Our current report on Form 8-K dated August 14, 2000, filed with the Commission on August 15, 2000;

     - The description of our common stock, contained in our registration statement on Form 10, and all amendments thereto and reports filed for the purpose of updating such description; and

     - All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and before the offering of our common stock under our 1999 Stock Incentive Plan thereby is completed (other than portions of such documents described in paragraphs (i), (k) and (l) of
          Item 402 of Regulation S-K promulgated by the Commission).

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation do not provide for the indemnification of a present or former director or officer. However, pursuant to Nevada Revised Statutes Section 78.750 and 78.751, we must indemnify any of our directors, officers, employees or agents who is successful on the merits or otherwise in defense of any action or suit. This indemnification includes expenses, including attorney's fees actually or reasonably incurred. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as our officer or director. We may indemnify these individuals against all costs, expenses, and liabilities incurred in a threatened, pending, or completed action, suit or proceeding brought because the individual is our director or officer. The individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action he must not have had a reasonable cause to believe his conduct was unlawful.

     Our by-laws provide:

     Unless prohibited by Nevada law, we must indemnify any person who is or was involved in any manner (including, without limitation, as a party or a witness), or is threatened to be so involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including without limitation, any action, suit or proceeding brought by us or in our right to procure a judgment in our favor, by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against all expenses and liabilities actually and reasonably incurred by such person in connection with any such action, suit or proceeding. The right to indemnification conferred by our by-laws shall be presumed to have been relied upon by our directors, officers, employees and agents and shall be enforceable as a contract right and inure to the benefit of heirs, executors and administrators of such individuals.

     Our board of directors is authorized, on our behalf, to enter into, deliver and perform agreements or other arrangements to provide any indemnitee with specific rights of indemnification in addition to the rights provided hereunder to the fullest extent permitted by Nevada Law. Such agreements or arrangements may provide:

     (i) that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, must be paid by us as they are incurred and in advance of the final disposition of any such action, suit or proceeding provided that, if required by Nevada Law at the time of such advance, the officer or director provides an undertaking to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such individual is not entitled to be indemnified against such expenses;

     (ii) that the indemnitee shall be presumed to be entitled to indemnification under our by-laws or such agreement or arrangement and we will have the burden of proof to overcome that presumption;

     (iii) for procedures to be followed by us and the indemnitee in making any determination of entitlement to indemnification or for appeals therefrom; and

     (iv) for insurance or such other financial arrangements, all as may be deemed appropriate by the board of directors as the time of execution of such agreement or arrangement.

     We may, unless prohibited by Nevada Law, purchase and maintain insurance or make other financial arrangements on behalf of any indemnitee for any liability asserted against the indemnitee and liability and expenses that he or she incurred in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses. Such other financial arrangements may include:

     -    the creation of a trust fund;

     -    the establishment of a program of self-insurance;

     - the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets; or

     -    the establishment of a letter of credit, guaranty or surety.

     The foregoing by-law provisions, as well as this provision, may be amended by our stockholders only by vote of the holders of 66 2/3% of the entire number of shares of each class, voting separately, of our outstanding capital stock (even though the right of any class to vote is otherwise restricted or denied), provided that no amendment or repeal of these by-law provisions will adversely affect the indemnification rights of any indemnitee existing at the time such repeal or amendment becomes effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to these provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The above discussion of the Company's Articles, By-Laws, and Nevada law is not intended to be exhaustive and is respectively qualified in its entirety by such Articles, By-Laws, and applicable Nevada statutes.

ITEM 7. EXEMPTION FROM REGISTRATION

     Not applicable.

ITEM 8. EXHIBITS


Exhibit Number                              Description
--------------                              -----------
     4(a)      FindWhat.com (f/k/a BeFirst.com) 1999 Stock Incentive Plan
               (previously filed as Exhibit 10.4 to prior Form 10 (No. 0-27331)
               filed with the Securities and Exchange Commission on September
               14, 1999 and incorporated herein by reference).

     4(b)      Articles of Incorporation of FindWhat.com (f/k/a Collectibles
               America, Inc.) (previously filed as Exhibit 3.1 to prior Form 10
               (No. 0-27331) filed with the Securities and Exchange Commission on September 14, 1999 and incorporated herein by reference).

     4(c)      Bylaws of FindWhat.com. (f/k/a Collectibles America, Inc.)
               (previously filed as Exhibit 3.2 to prior Form 10 (No. 0-27331) filed with the Securities and Exchange Commission on September
               14, 1999 and incorporated herein by reference).

     5    *    Opinion of Porter, Wright, Morris & Arthur LLP regarding
               legality.

    23(a) *    Consent of Porter, Wright, Morris & Arthur LLP (included in
               Exhibit 5 filed herewith).

    23(b) *    Consent of Grant Thornton LLP.

    24    *    Powers of Attorney.

----------------
* Filed herewith.


ITEM 9. UNDERTAKINGS

     The undersigned small business issuer hereby undertakes:

     (1) To file, during any period in which offers or sale are being made, as post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) Include any additional or changed material information on the plan of distribution;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed with or furnished to the Commission by the registrant under the Securities Exchange Act of 1934.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement for the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 18, 2000.

                                        FINDWHAT.COM


                                        /s/ Robert D. Brahms
                                       -----------------------------------------
                                       Robert D. Brahms, Chief Executive Officer


         SIGNATURE                                   TITLE                                           DATE

  *Courtney P. Jones                        Chairman of the Board of Directors               September 18,  2000
------------------------------------        and Director
Courtney P. Jones


  /s/ Robert D. Brahms                      Chief Executive Officer and Director             September 18, 2000
------------------------------------        (principal executive officer)
  Robert D. Brahms


  *Craig A. Pisaris-Henderson               President, Chief Technology Officer,             September 18, 2000
------------------------------------        and Director
  Craig A. Pisaris-Henderson


  * Phillip R. Thune                        Chief Financial Officer                          September 18, 2000
------------------------------------        (principal financial officer)
  Phillip R. Thune


------------------------------------        Director                                         September 18,  2000
  Dave Medinis


  *Lee S. Simonson
------------------------------------        Director                                         September 18, 2000
 Lee S. Simonson


  *Kenneth E. Christensen
------------------------------------        Director                                         September 18, 2000
  Kenneth E. Christensen


------------------------------------        Director                                         September 18, 2000
  Martin Berger


*  By:   /s/ Robert D. Brahms
         -------------------------------------------
         Robert D. Brahms, attorney-in-fact for each
         of the persons indicated

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 18, 2000.


                                  FINDWHAT.COM.
                                  1999 STOCK INCENTIVE PLAN


                                    /s/ Robert D. Brahms
                                  ------------------------------------------
                                  By: Robert D. Brahms

                                                 Registration No. 333-________

--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                         ------------------------------




                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                         ------------------------------



                                  FINDWHAT.COM



                         ------------------------------

                                    EXHIBITS

                         ------------------------------

                                  EXHIBIT INDEX


Exhibit                                       Exhibit
Number                                      Description
--------------                              -----------
     4(a)      FindWhat.com (f/k/a BeFirst.com) 1999 Stock Incentive Plan
               (previously filed as Exhibit 10.4 to prior Form 10 (No. 0-27331)
               filed with the Securities and Exchange Commission on September
               14, 1999 and incorporated herein by reference).

     4(b)      Articles of Incorporation of FindWhat.com (f/k/a Collectibles
               America, Inc.) (previously filed as Exhibit 3.1 to prior Form 10
               (No. 0-27331) filed with the Securities and Exchange Commission on September 14, 1999 and incorporated herein by reference).

     4(c)      Bylaws of FindWhat.com. (previously filed as Exhibit 3.2 to prior
               Form 10 (No. 0-27331) filed with the Securities and Exchange
               Commission on September 14, 1999 and incorporated herein by reference).

     5    *    Opinion of Porter, Wright, Morris & Arthur LLP regarding
               legality.

    23(a) *    Consent of Porter, Wright, Morris & Arthur LLP (included in
               Exhibit 5 filed herewith).

    23(b) *    Consent of Grant Thornton LLP.

    24    *    Powers of Attorney.

----------------
* Filed herewith.